Exhibit 23.01
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-175378) pertaining to the 2000 Stock Incentive Plan, 2004 Stock Plan, and 2011 Equity Incentive Plan of Pandora Media, Inc.,

(2)	Registration Statement (Form S-8 No. 333-182212) pertaining to the 2011 Equity Incentive Plan of Pandora Media, Inc.,

(3)	Registration Statement (Form S-8 No. 333-187340) pertaining to the 2011 Equity Incentive Plan of Pandora Media, Inc.,

(4)	Registration Statement (Form S-8 No. 333-193612) pertaining to the 2011 Equity Incentive Plan and 2014 Employee Stock Purchase Plan of Pandora Media, Inc.,

(5)	Registration Statement (Form S-8 No. 333-202029) pertaining to the 2011 Equity Incentive Plan of Pandora Media, Inc.,

(6)
Registration Statement (Form S-8 No. 333-208005) pertaining to the Options to purchase stock granted under the Ticketfly, Inc. 2008 Stock Plan and restricted stock units granted under the Ticketfly, Inc. 2008 Stock Plan, and assumed by Pandora Media, Inc.,

(7)	Registration Statement (Form S-8 No. 333-208006) pertaining to the 2011 Equity Incentive Plan of Pandora Media, Inc., and

(8)	Registration Statement (Form S-8 No. 333-209609) pertaining to the 2011 Equity Incentive Plan of Pandora Media, Inc.

of our reports dated February 15, 2017, with respect to the consolidated financial statements of Pandora Media, Inc. and the effectiveness of internal control over financial reporting of Pandora Media, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

San Francisco, California
February 15, 2017